EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Gene Lab Corp. Announces Appointment of Dr. Muthu Meyyappan as Chief Commercial Officer of Fidelion Diagnostics to Lead Global Commercialization of its VitaGuard™ MRD Platform

KUALA LUMPUR, MALAYSIA – March 11, 2026

BioNexus Gene Lab Corp. (NASDAQ: BGLC) today announced that, in connection with its Fidelion Diagnostics Pte. Ltd (“Fidelion”) transaction, Dr. Muthu Meyyappan has been appointed Chief Commercial Officer of Fidelion. Fidelion is a precision diagnostics company focused on advancing next-generation oncology testing technologies, including minimal residual disease (MRD) liquid biopsy assays. Fidelion serves as the international intellectual property and commercialization vehicle for the VitaGuard™ MRD technology developed by Tongshu Gene, supporting commercialization initiatives outside Greater China. BGLC is a strategic investor in Fidelion and holds the exclusive commercialization rights for VitaGuard™ throughout Southeast Asia through its licensing arrangement with Fidelion.

Dr. Meyyappan will lead Fidelion’s global commercial strategy and partnerships, including the development of clinical, laboratory, and pharmaceutical collaborations to support the adoption of advanced oncology diagnostic technologies across international markets.

Minimal residual disease (MRD) testing represents one of the fastest-growing segments of precision oncology diagnostics, as healthcare systems increasingly adopt genomic technologies to detect cancer recurrence earlier and guide more personalized treatment monitoring.

Experienced Commercial Leader in Oncology Diagnostics

Dr. Meyyappan brings more than 15 years of global leadership experience in precision oncology diagnostics, genomics, and liquid biopsy commercialization.

He previously held senior commercial leadership roles at Menarini Silicon Biosystems, Congenica, Variantyx, and QIAGEN, where he worked on the commercialization and global expansion of genomic and oncology diagnostic platforms.

Most recently, Dr. Meyyappan served as Global Chief Commercial Officer where he helped expand Menarini’s oncology diagnostics business and supported the commercial adoption of liquid biopsy and MRD-related diagnostic platforms.

Earlier in his career, he served as Chief Commercial Officer at Variantyx, where he led the global commercial launch of the Genomic Unity® whole-genome sequencing platform.

Dr. Meyyappan holds a Ph.D. in Cancer Biology from the University of Calgary and a Bachelor of Science in Biotechnology from the Rochester Institute of Technology.

Strengthening Global Commercialization Strategy

Sam Tan, Chief Executive Officer of BioNexus Gene Lab Corp., commented:

“Dr. Meyyappan brings extensive experience in scaling oncology diagnostics and genomics businesses globally. His expertise in commercial strategy, partnerships, and market development will be instrumental as Fidelion continues to build the infrastructure required to support the global adoption of next-generation diagnostic technologies.”

Mr. Tan continued:

“BioNexus Gene Lab Corp.’s strategic investment in Fidelion, together with our Southeast Asia commercialization rights for VitaGuard™, positions us to support the regional expansion of advanced precision oncology diagnostics. The addition of experienced commercial leadership represents an important step in advancing this strategy.”

Expanding Access to Precision Oncology Diagnostics

Dr. Meyyappan commented:

“Advances in genomics and liquid biopsy technologies are transforming how cancer is detected and monitored. Fidelion is building a platform to support the commercialization of innovative diagnostic technologies, and I look forward to working with the team to expand partnerships with healthcare providers, laboratories, and pharmaceutical companies globally.”

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (NASDAQ: BGLC) is a technology-focused company advancing innovation across biotechnology, precision diagnostics, and emerging technology platforms. Through strategic investments, partnerships, and licensing arrangements, the Company supports the development and commercialization of next-generation healthcare technologies.

For more information, please visit

www.bionexusgenelab.com

Investor Relations

BioNexus Gene Lab Corp.

Email: IR@BIONEXUSGENELAB.COM

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About Fidelion Diagnostics

Fidelion Diagnostics Pte. Ltd. is a precision diagnostics company focused on the global development and commercialization of advanced oncology testing technologies, including minimal residual disease (MRD) liquid biopsy assays.

For more information, please visit

www.fideliondx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding commercialization initiatives, strategic partnerships, licensing arrangements, and the expected impact of executive leadership appointments.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that may affect future results include market adoption of diagnostic technologies, regulatory developments, strategic partnership outcomes, commercialization execution, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

BioNexus Gene Lab Corp. undertakes no obligation to update any forward-looking statements except as required by law.

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